UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

SJW Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-8966	77-0066628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 279-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2021 the Board of Directors (the “Board”) of SJW Group (the “Company”), upon the recommendation by the Nominating and Corporate Governance Committee of the Board, appointed Rebecca A. Klein as a member of the Board, effective immediately. The Board also appointed Ms. Klein to serve on the Executive Compensation Committee and the Sustainability Committee. In addition, Ms. Klein will be appointed to serve on the Board of Directors of SJWTX, Inc. dba Canyon Lake Water Service Company and SJWTX Holdings, Inc., both wholly owned subsidiaries of the Company.

Ms. Klein, age 56, has been a Principal of Klein Energy, LLC, an energy consulting company based in Austin, Texas since October 2006. Over the last 25 years, she has worked in Washington, DC and in Texas in the energy, telecommunications and national security arenas. Since May 2010, Ms. Klein has been a member of the board of Avista Corporation, a publicly traded energy company. From October 2007 to 2013, she served on the board of the Lower Colorado River Authority, a public power utility owning generation, transmission and water services across the central Texas area, serving as chair from 2008 to 2013. From 2004 to 2006, Ms. Klein was a partner at Loeffler Tuggey & Rosenthal Law Firm. From 2001 to 2004, she served as a commissioner and chair of the Texas Public Utilities Commission and led a major restructuring of the power and telecommunications sectors in Texas. Ms. Klein was also the Policy Director at the Office of the Governor of Texas from 1999 to 2001. Since 2012, Ms. Klein has been a member of the advisory board of GroupNIRE, a company focused on developing energy resources from early stage technologies to commercial deployment. Since 2015, Ms. Klein has been a member of the board of Aiqueous, LLC, a water software company. She is also the Founder and a director of the Texas Energy Poverty Research Institute since 2015. Ms. Klein earned a Juris Doctor from St. Mary’s University School of Law in San Antonio, Texas. She also holds a Master of Arts in National Security Studies from Georgetown University and a Bachelor of Arts in Human Biology from Stanford University. She is a member of the State Bar of Texas. She is also a retired Lieutenant Colonel of the Air Force Reserve.

Ms. Klein will participate in the SJW Group Formulaic Equity Award Program for Non-Employee Board Members (as amended from time to time, the “Program”). Pursuant to the Program, Ms. Klein will be granted an award of restrict stock units (“RSU”) covering a number of shares of common stock to be determined, based on the period of service to the next annual meeting of stockholders. The award will vest upon completion of 1 year of service measured from the award grant date. The terms of such award and the Program are more fully described under the heading “Compensation of Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 9, 2021 and the Form 8-K filed on September 14, 2021. In addition, the Company will enter into a director and officer indemnification agreement with Ms. Klein, in the form filed as Exhibit 10.62 of the Company’s Form 10-K filed with the Securities and Exchange Commission on March 1, 2021.

On December 17, 2021, the Company issued a press release announcing the appointment of Rebecca A. Klein as a member of the Board. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 17, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW GROUP

Date: December 17, 2021	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer